Consent of Independent Auditors


We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our report dated October 7, 1997 in the Registration Statement (Form N-1A) and related Prospectus of Investors Mark Series Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 and Amendment No. 1 to the Registration
Statement under the Investment Company Act of 1940.



                                                 /s/ERNST & YOUNG LLP
                                                 Ernst & Young LLP




Kansas City, Missouri
October 14, 1997